UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 24, 2010

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective September 24, 2010 and September 27, 2010, respectively, Dr. Bruce Morra and Mr. Peter Slusser each resigned as a director of Unigene Laboratories, Inc. (the “Company”).

(d)           Effective September 24, 2010, the Board of Directors of the Company elected Joel A. Tune to serve as a director of the Company and has appointed Mr. Tune to serve on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.  Mr. Tune received an option to purchase 30,000 shares of the Company’s common stock, which option will vest in equal installments of 1/3 over a period of three years, and such other compensation in accordance with the Company’s director compensation policies.  The Company issued a press release announcing the foregoing, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Document Description
99.1	Press Release dated September 28, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ William Steinhauer
William Steinhauer, Vice President of Finance

Date: September 28, 2010

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated September 28, 2010

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